                                                                       EXHIBIT D

Nancie Potter Arellano, OSB #80152
areln@foster.com
Susan T. Alterman, OSB #87081
altes@foster.com
Foster Pepper & Shefelman LLP
101 S.W. Main Street, Fifteenth Floor
Portland, Oregon  97204-3223
Telephone:  (503) 221-0607
Facsimile:   (503) 221-1510

Roger D. Mellem, OSB #83134
mellr@foster.com
Foster Pepper & Shefelman PLLC
1111 Third Avenue, Suite 3400
Seattle, Washington 98101-3299
Telephone:  (206) 447-8917
Facsimile:   (206) 749-1989

         Attorneys for Defendants/
         Counterclaim and Third-Party Plaintiffs

                       IN THE UNITED STATES DISTRICT COURT

                           FOR THE DISTRICT OF OREGON

STILWELL ASSOCIATES, L.P., suing derivatively          )
on behalf of Oregon Trail Financial Corp.,             )
                                                       )
                  Plaintiff,                           )
         v.                                            )Civil No. CV01-740-JE
                                                       )
EDWARD H. ELMS, an individual, OREGON TRAIL FINANCIAL  )DEFENDANTS/COUNTERCLAIM
CORP., an Oregon corporation,                          )PLAINTIFFS AND
                                                       )THIRD-PARTY PLAINTIFFS'
                Defendants/Counterclaim Plaintiffs and )MOTION TO DISMISS FOR
                Third-Party Plaintiffs,                )FAILURE TO STATE A CLAIM
         v.                                            )UPON WHICH RELIEF CAN
                                                       )BE GRANTED
STILWELL ASSOCIATES, L.P., a Delaware limited          )(Pursuant to Fed. R.
partnership; JOSEPH STILWELL, an individual;           ) Civ. P. 12(b)(6))
STILWELL VALUE PARTNERS II, L.P., a Delaware limited   )
partnership; and STILWELL VALUE LLC, a Delaware        )
limited liability company,                             )
                                                       )
                Counterclaim and Third-Party           )
                Defendants.                            )
-------------------------------------------------------

                              LR 7.1 CERTIFICATION

     Pursuant to LR 7.1(a)(1),  the movants'  counsel hereby  certifies that the parties have made a good faith effort to resolve this issue  through a telephone conference but they have been unable to do so.

                                     MOTION

     Pursuant to Fed. R. Civ. P.  12(b)(6),  Defendants/Counterclaim  Plaintiffs
and Third-Party Plaintiffs Edward H. Elms and Oregon Trail Financial Corporation
("OTFC")  (jointly,  "Defendants")  respectfully  move  the  Court  for an order dismissing the Complaint on the ground that it fails to state a claim upon which relief can be granted.

                              ISSUES TO BE DECIDED

     The issues to be decided are: (1) whether,  having  demanded that OTFC take action to remove Mr. Elms from OTFC's Board of  Directors,  plaintiff has waived its  futility-of-demand  argument,  thus  entitling  Mr. Elms to dismissal  with prejudice  because now only OTFC can bring an action  against  him,  (2) whether
OTFC is  entitled  to  dismissal  due to  plaintiff's  premature  filing  of the complaint and  plaintiff's  failure (a) to allege that OTFC's  refusal to accept plaintiff's  demand was  improper  and/or (b) to make its  allegations  with the particularity  required  by Fed.  R.  Civ.  P. 23.1 and ORS  60.261(2),  and (3)
whether the dismissal of the complaint against OTFC should be with prejudice.

     This motion is supported by the accompanying Memorandum of Law.

     Dated: June 26, 2001.

                                            /s/ Susan T. Alterman for
                                            ---------------------------------
                                            Nancie Potter Arellano, OSB #80152
                                            Susan T. Alterman, OSB #87081
                                            Foster Pepper & Shefelman LLP
                                            101 S.W. Main Street, Fifteenth Floor
                                            Portland, Oregon  97204-3223
                                            Telephone:  (503) 221-0607
                                            Facsimile:   (503) 221-1510

                                            Roger D. Mellem, OSB #83134
                                            Foster Pepper & Shefelman PLLC
                                            1111 Third Avenue, Suite 3400
                                            Seattle, Washington 98101-3299
                                            Telephone:  (206) 447-8917
                                            Facsimile:   (206) 749-1989